Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Offerpad Solutions Inc. (formerly Supernova Partners Acquisition Company Inc.) on Form S-1 of our report dated March 31, 2021, except for the effects of the restatement discussed in Notes 2 and 11 as to which the date is May 25, 2021, with respect to our audits of the financial statements of Supernova Partners Acquisition Corp. as of December 31, 2020 and for the period from August 31, 2020 (inception) through December 31, 2020, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on September 1, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

New York, NY

September 24, 2021